Exhibit 99.1

TriSalus Life Sciences Secures up to $50 million of Debt Financing with OrbiMed to Support TriNav® Infusion System Growth Initiatives

•	$25 million funded at close; up to $25 million of additional capital available at the Company’s option, based on the achievement of certain revenue thresholds

•	Capital from the transaction is expected to support execution of strategic expansion and fuel continued growth

•	Including the full funding of this facility, along with current cash and cash equivalents on hand, the Company expects its cash runway to extend through 2025

DENVER – April 30, 2024 - TriSalus Life Sciences Inc., (Nasdaq: TLSI), today announced the closing of a debt financing facility for up to $50 million with OrbiMed, a healthcare investment firm. The capital is expected to provide financial flexibility to support the execution of strategic expansion plans and fuel continued growth.

Under the terms of the Credit Agreement (the “Credit Agreement”) with OrbiMed, the Company borrowed $25 million at closing. In addition, an aggregate of up to an additional $25 million is available in two tranches at the Company’s option, based on the achievement of certain revenue thresholds. The Credit Agreement has a five-year term that matures in April 2029. In connection with the funding of the closing amount, the Company also issued OrbiMed a warrant to purchase 130,805 shares of the Company’s common stock, with an exercise price of $9.5562. Including the full funding in the Credit Agreement and current cash and cash equivalents on hand, the Company expects its cash runway will extend through 2025.

“We are excited to be partnering with OrbiMed,” said Mary Szela, Chief Executive Officer of TriSalus Life Sciences. “This transaction provides us with the needed capital to execute strategic growth initiatives for TriNav®, our Pressure Enabled Drug Delivery™ (PEDD™) technology, which increases delivery of therapeutics in liver and pancreatic tumors. Additionally, this funding allows us to advance our technology pipeline as we continue to transform our business. We believe this financing provides us sufficient capital to reach break-even EBITDA for our TriNav business in 2025 and reduces the near-term need of equity financing.”

Matthew Rizzo, General Partner of OrbiMed, added, “We are excited to support TriSalus Life Sciences as they pursue their strategic objectives, providing them with the necessary capital for financial flexibility, and enabling TriNav commercial and technology pipeline expansion.”

TriSalus Life Sciences was represented in this transaction by Cantor Fitzgerald & Co., who served as sole placement agent and Cooley LLP, who served as legal counsel. OrbiMed was represented in this transaction by Covington & Burling LLP, who served as legal counsel.

About TriSalus Life Sciences

TriSalus Life Sciences® is an oncology focused medical technology business providing disruptive drug delivery technology with the goal of improving therapeutics delivery to liver and pancreatic tumors.

The Company’s platform includes devices that utilize a proprietary drug delivery technology and a clinical stage investigational immunotherapy. The Company’s two FDA-cleared devices use its proprietary Pressure-Enabled Drug Delivery™ (PEDD™) approach to deliver a range of therapeutics: the TriNav® Infusion System for hepatic arterial infusion of liver tumors and the Pancreatic Retrograde Venous Infusion System for pancreatic tumors. PEDD is a novel delivery approach designed to address the anatomic limitations of arterial infusion for the pancreas. The PEDD approach modulates pressure and flow in a manner that delivers more therapeutic to the tumor and is designed to reduce undesired delivery to normal tissue, bringing the potential to improve patient outcomes. Nelitolimod, the Company’s investigational immunotherapeutic candidate, is designed to improve patient outcomes by treating the immunosuppressive environment created by many tumors and which can make current immunotherapies ineffective in the liver and pancreas. Patient data generated during Pressure-Enabled Regional Immuno-Oncology™ (PERIO) clinical trials support the hypothesis that nelitolimod delivered via PEDD may have favorable immune effects within the liver and systemically. The target for nelitolimod, TLR9, is expressed across cancer types and the mechanical barriers addressed by PEDD are commonly present as well. Nelitolimod delivered by PEDD will be studied across several indications in an effort to address immune dysfunction and overcome drug delivery barriers in the liver and pancreas.

In partnership with leading cancer centers across the country – and by leveraging deep Immuno-oncology expertise and inventive technology development – TriSalus is committed to advancing innovation that improves outcomes for patients. Learn more at trisaluslifesci.com and follow us on Twitter and LinkedIn.

About OrbiMed

OrbiMed is a healthcare investment firm, with approximately $17 billion in assets under management. OrbiMed invests globally across the healthcare industry through a range of private equity funds, public equity funds, and royalty/credit funds. OrbiMed’s team of over 100 professionals is based in New York City, San Francisco, Shanghai, Hong Kong, Mumbai, London, Herzliya and other key global markets.

Forward Looking Statements

Statements made in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, the Company’s ability to achieve the revenue milestones under the Credit Agreement, the availability of future financing under the Agreement, the Company’s expectations about its cash runway, the Company’s ability to fund its operations without the need for additional equity financing through reaching break-even EBITDA for its TriNav business in 2025, and the expectation that the debt facility will enable the Company to execute on its strategic expansion plans and fuel continued growth, statements regarding the benefits and potential benefits of the Company’s PEDD drug delivery technology and nelitolimod investigational immunotherapy. Risks that could cause actual results to differ from those expressed in these forward-looking statements include risks associated with clinical development and regulatory approval of drug delivery and pharmaceutical product candidates, including that future clinical results may not be consistent with patient data generated during the Company’s clinical trials, the cost and timing of all development activities and clinical trials, unexpected safety and efficacy data observed during clinical studies, changes in expected or existing competition or market conditions, changes in the regulatory environment, unexpected litigation or other disputes, the risks associated with the Credit Agreement, including the Company’s ability to remain in compliance with all its obligations thereunder to avoid an event of default, the risk that the Company will continue to raise capital through the issuance and sale of its equity securities to fund its operations, the risk that the Company will not be able to achieve the applicable revenue requirements to access additional financing under the Credit Agreement, and other risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and other filings the Company makes with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

Contacts

For Media and Investor Inquiries:

Argot Partners

212.600.1902

TriSalus@argotpartners.com